EXHIBIT 24

                                POWER OF ATTORNEY


         We, the undersigned Directors and Officers of The Black & Decker Corporation (the "Corporation"), hereby constitute and appoint Nolan D. Archibald, Michael D. Mangan and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, and any and all amendments thereto.


/s/ NOLAN D. ARCHIBALD         Director, Chairman, President,  February 25, 2002
----------------------------   and Chief Executive Officer
Nolan D. Archibald             (Principal Executive Officer)


                               Director                        February 25, 2002
----------------------------
Norman R. Augustine


/s/ BARBARA L. BOWLES          Director                        February 25, 2002
----------------------------
Barbara L. Bowles


/s/ M. ANTHONY BURNS           Director                        February 25, 2002
----------------------------
M. Anthony Burns


/s/ MALCOLM CANDLISH           Director                        February 25, 2002
----------------------------
Malcolm Candlish


/s/ MANUEL A. FERNANDEZ        Director                        February 25, 2002
----------------------------
Manuel A. Fernandez


/s/ BENJAMIN H. GRISWOLD, IV   Director                        February 25, 2002
----------------------------
Benjamin H. Griswold, IV


/s/ ANTHONY LUISO              Director                        February 25, 2002
----------------------------
Anthony Luiso


/s/ MICHAEL D. MANGAN          Senior Vice President           February 25, 2002
----------------------------   and Chief Financial Officer
Michael D. Mangan              (Principal Financial Officer)


/s/ CHRISTINA M. MCMULLEN      Vice President and Controller   February 25, 2002
----------------------------   (Principal Accounting Officer)
Christina M. McMullen